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                                                                    Exhibit 99.1
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April 18, 2000


Entrust Technologies and enCommerce, Inc.
Announce Execution of Merger Agreement

enCommerce-Entrust Union to Create Global Trusted eBusiness
Infrastructure Company

Plano, TX - Entrust Technologies Inc., (NASDAQ: ENTU), the global leader in solutions that bring trust to eBusiness, today announced that it has signed a definitive agreement to merge with enCommerce, Inc., a global portal infrastructure company and the leading provider of software and services for managing eBusiness relationships. The enCommerce-Entrust union will create one of the world's largest trusted eBusiness infrastructure companies and the premier provider of total solutions for enterprise portals, vertical portals and marketplaces. The transaction is valued at approximately $470 million based on the closing price of Entrust Common Stock on April 17, 2000.

The agreement is structured as a stock-for-stock merger with enCommerce, a privately-held company based in Santa Clara, California. Entrust Technologies will issue approximately 8.2 million shares of common stock in exchange for 100% of the outstanding capital stock of enCommerce, and will assume all outstanding employee stock options and warrants, resulting in a total share exchange of
10.25 million shares. The transaction will be accounted for as a purchase and is expected to close by third quarter of 2000. Entrust and enCommerce will immediately be able to offer their combined solutions to new and existing customers.

John Ryan, president and CEO of Entrust Technologies Inc., will serve as president and CEO of the new, combined organization. Alberto Yepez, CEO and chairman of enCommerce, Inc., will remain in his current capacity and will also join the Entrust board.

Entrust and enCommerce will merge their global operations and integrate their trust and portal infrastructure products, professional services, and hosted-service offerings to form the premier company with the total solution essential for trusted eBusiness. The merger of two market leaders immediately creates a company with a leading market position for trusted eBusiness infrastructure solutions and an installed base of more than 1,500 enterprise customers worldwide. The merged organization will also bring a strong global presence, today serving 30 countries with more than 800 employees, an extensive research and development (R&D) team, a strong distribution network, and a wealth of strategic partnerships with such companies as Andersen Consulting, Ariba, Compaq, IBM, Intel, Nortel Networks, Oracle, Sun Microsystems, TIBCO and Vignette.
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A recent Gartner Group research report says that by 2004 B2B transactions will reach approximately $7.3 trillion. Through the industry's most comprehensive portfolio of trusted eBusiness infrastructure solutions, Entrust and enCommerce will uniquely address the four critical requirements for companies to successfully migrate their businesses to the Web. These include the ability to know who they are doing business with, authorize individual interactions and transactions, communicate privately and confidentially, and confirm transactions that have been completed. In doing so, the combined company will enable customers to:

          . Bring trust to eBusiness relationships through end-to-end security for all transactions and communications - both internally and throughout an organization's eBusiness network.

          . Expand eBusiness relationships by enabling private, personalized interactions at the portal for customers, partners and employees.

"The evolution of the Internet as a platform for worldwide commerce and information exchange is fueling demand for comprehensive solutions that enable eBusiness relationships," said John Ryan, president and CEO, Entrust. "By coming together, enCommerce and Entrust are uniquely positioned to lead the industry in addressing this demand. enCommerce complements our leadership in securing online business transactions and communications with superior functionality for giving users secure and personalized access through the portal. The result is the most comprehensive, end-to-end solution for allowing companies to create an inviting, convenient and secure place for eBusiness."

Ryan added, "At the same time, Entrust's proven business performance as a public company - combined with the entrepreneurial Silicon Valley culture at enCommerce-creates a company that can capitalize quickly on the global eBusiness market."

"The Internet economy has repeatedly demonstrated the incredible opportunities for market participants that can both deliver superior technology and expand business and market penetration in 'Internet time'," said Alberto Yepez, CEO and chairman of enCommerce. "Our merger with Entrust will enable enCommerce to aggressively accelerate our strategy for expanding beyond our leadership in the trusted portal infrastructure market. Entrust's global sales infrastructure, extensive customer base, and world-class R&D talent provide a strong complement to our own strategic industry partnerships, blue-chip customers, and seasoned professional services. Together, we create a company with the resources to excel in today's trusted eBusiness infrastructure market and stake our leadership in new, emerging segments."

Bear, Stearns & Co. acted as financial advisor to Entrust Technologies Inc. Credit Suisse First Boston acted as financial advisor to enCommerce, Inc.

The consummation of the merger is subject to approval of the shareholders of enCommerce and the satisfaction of antitrust and certain other conditions, including approval of the California Department of Corporations, which is expected to hold a fairness hearing on the issuance of Entrust shares.
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About enCommerce, Inc.
enCommerce is a global portal infrastructure company and the leading provider of software and services for managing global eBusiness relationships at business to business and business to consumer portals. Global 2000 and dot.com companies depend on enCommerce getAccess to strengthen and expand eBusiness relationships with secure and personalized access to applications and services aggregated at the portal.

IT analyst firm Open Systems Advisors, Inc. recently awarded the enCommerce getAccess software its Crossroads 2000 A-List Award in the category of Comprehensive Security for Personalization and Access Management for Global eBusiness Portals. With extensive experience and a proven track record, enCommerce has expedited the successful deployment of global portals for customers like Chase Manhattan Bank, Bank of America, Visa International, Egg Bank, Nomura International, The Prudential Insurance Company of America, 3Com, Canon, UPS, NTT, Telia, Sprint and AT&T.

Established in 1997, and headquartered in Santa Clara, California, enCommerce operates around the world with subsidiaries in London and Tokyo and offices from New York to Singapore.

This press release contains forward-looking statements relating to the consummation of the proposed merger of enCommerce and Entrust, including the timing of any such consummation and the expected synergies of the merger, and such statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are failure to receive appropriate clearance from governmental authorities, including Federal antitrust regulators and the California Department of Corporations, failure to satisfy standard closing conditions, material adverse changes in the business of either company, and the risk factors detailed from time to time in Entrust's periodic reports and registration statements filed with the Securities and Exchange Commission, including without limitation Entrust's Registration Statement on Form S-3, as amended (File No. 333-95375).

For more information about Entrust Technologies please visit our "About Entrust"
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section.

For more information about this press release please contact us.
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Entrust is a trademark of Entrust Technologies Inc. in certain countries.
Entrust is registered trademark of Entrust Technologies Inc. in the United States and other countries. In Canada, Entrust is a registered trademark of Entrust Technologies Limited. All Entrust product names are trademarks of Entrust Technologies. All other company and product names are trademarks or registered trademarks of their respective owners.